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                                   EXHIBIT 7

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated February 4, 2000 with respect to the statutory-basis financial statements of Canada Life Insurance Company of America, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90449) and related Prospectus of Canada Life of America Variable Life Account I dated May 15, 2000.




                                 /s/ Ernst & Young LLP

                                 ERNST & YOUNG LLP


Atlanta, Georgia
April 28, 2000